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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 22, 2005

                            Impax Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)
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           Delaware                                       0-27354                                         65-0403311
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(State or other jurisdiction                      (Commission File Number)                     (IRS Employer Identification No.)
     of incorporation)

             30831 Huntwood Ave., Hayward, CA                                                               94544
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         (Address of principal executive offices)                                                         (Zip Code)
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        Registrant's telephone number, including area code (510) 476-2000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


Fees for Special Litigation Committee Members

         On February 22, 2005, the Company's Board of Directors approved the payment of special director fees of $1,500 per day, or part-day, to each of the two directors (Nigel Fleming and Peter Terreri) serving on the Special Litigation Committee of the Board. The payment of these fees will be retroactive to the creation of the Special Litigation Committee. The Special Litigation Committee was formed by the Board of Directors in September 2004 to investigate the merits of allegations raised in derivative actions brought by stockholders against the Company and certain of its directors and executive officers.

Consulting/Separation Agreement and Full Mutual Release with Cornel Spiegler

         The Company entered into a Consulting/ Separation Agreement and Full Mutual Release ("Consulting Agreement"), dated February 28, 2005 with Cornel Spiegler, who will be retiring as the Company's Chief Financial Officer and Secretary on April 1, 2005. A copy of this agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

         Pursuant to this Consulting Agreement, Mr. Spiegler will provide consulting services to the Company until the earlier of such time as he begins employment with another entity or March 31, 2006 (the "Consulting Term"). Mr. Spiegler also agreed not to work for or provide services to any competitor of the Company for one year from April 1, 2005 or to any competitive specialty pharmaceutical company for two years from April 1, 2005.

         The Company will pay Mr. Spiegler base annual compensation of $204,100 for the period from April 3, 2005 through March 31, 2006 in weekly installments of $3,925. Upon the earlier of March 31, 2006 or such time as Mr. Spiegler finds replacement coverage, the Company will pay for Mr. Spiegler's healthcare and dental coverage through March 31, 2006. In addition, Mr. Spiegler's Executive Life Plan will continue through October 28, 2006 and his Executive Long Term Disability Plan will continue through its current term until January 10, 2006. The Company also agreed to pay Mr. Spiegler an amount equal to the federal and state tax he will owe as a result of the continuation of health and dental coverage, the Executive Life Plan and the Executive Long Term Disability Plan. The Company and Mr. Spiegler also agreed that Mr. Spiegler will continue to be eligible to participate in the Company's Executive Non-Qualified Deferred Compensation Plan, pursuant to terms of that plan (including matching contributions, unless Mr. Spiegler does not comply with the terms of his Consulting Agreement). All stock options held by Mr. Spiegler will vest immediately prior to March 31, 2005 and will continue to be exercisable until the earlier of 180 days after the end of the Consulting Term or the expiration date of the option.

         Mr. Spiegler and the Company also agreed to release each other for all claims, if any, relating to Mr. Spiegler's employment relationship with the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

5.02(b) On February 22, 2005, David Edwards, a current director of the Company, informed the Company's Board of Directors that he would not stand for reelection at the Company's next Annual Meeting of Stockholders in order to devote more time to personal and business interests.

5.02(b) For information about the retirement of Cornel Spiegler as the Company's Chief Financial Officer and Secretary on April 1, 2005, see Item 1.01 - Consulting/Separation Agreement and Full Mutual Release with Cornel Spiegler.



ITEM 7.01 REGULATION FD DISCLOSURE

On February 28, 2005, Impax Laboratories, Inc. (the "Company") issued a press release announcing that it has filed a motion in the United States District Court for the District of Columbia to intervene as a defendant in Barr Laboratories' lawsuit against the United States Food and Drug Administration related to generic Allegra-D(R). A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits.

               10.1 Consulting /Separation Agreement and Full Mutual Release, dated February 28, 2005 between the Company and Cornel
                      C. Spiegler

               99.1   Press Release




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      IMPAX LABORATORIES, INC.


Date: February 28, 2005              By:  /s/  Cornel C. Spiegler
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                                         Name: Cornel C. Spiegler
                                         Title: Chief Financial Officer






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